Exhibit 99.1

The Simply Good Foods Company Completes Acquisition of Only What You Need (OWYN)

Denver, CO, June 13, 2024 (GLOBE NEWSWIRE) -- The Simply Good Foods Company (Nasdaq: SMPL) (“Simply Good Foods,” or the “Company”), a developer, marketer and seller of branded nutritional foods and snacking products, today announced it has completed the acquisition of Only What You Need (“OWYN”), a leading plant-based ready-to-drink (“RTD”) protein shake brand, which was previously announced on April 29, 2024.

OWYN is the fastest growing1 RTD protein shake brand in the market and enhances Simply Good Foods’ portfolio with further diversification and provides the Company with a greater presence within the RTD protein shake portion of the nutritious snacking category. The addition of OWYN builds on Simply Good Foods’ leadership position within the nutritional snacking category.

“The acquisition of OWYN represents a significant strategic win for Simply Good Foods. It introduces a third complementary brand and opens the door to a new consumer segment, significantly strengthening our position in the rapidly expanding RTD shake market and solidifying our leading position with retail partners,” remarked Geoff Tanner, President and CEO of Simply Good Foods. "We are confident our market strategies will drive profitable growth through enhanced distribution, greater household penetration and a cost-efficient supply chain. We also plan to lean on the expertise of our combined R&D teams to improve fundamental product performance and explore new areas for innovation. OWYN has shown exceptional net sales growth in the nutritional snacking category in recent years, and we believe that will continue.”

“We continue to expect that in calendar year 2024 OWYN will achieve net sales of approximately $1202 million. We are building on our strong relationships with major customers in both traditional and natural markets and have a thriving, profitable and expanding eCommerce business," said Mark Olivieri, Senior Vice President and General Manager OWYN. “I look forward to continuing to lead the OWYN team as we look to grow the brand.”

Simply Good Foods funded the purchase price of $280 million, subject to certain customary post-closing purchase price adjustments and before transaction related fees, through a combination of cash on its balance sheet and incremental borrowings under its outstanding credit facility. The incremental $250 million term loan and the outstanding $240 million term loan balance will have an interest rate of SOFR plus a credit spread adjustment equal to 0.10% for one-month SOFR, 0.15% for up to three-month SOFR and 0.25% for up to six-month SOFR, subject to a floor of 0.50%, plus 2.50% margin. The incremental portion of the term loan was priced to lenders at par. The Company expects to pay down a portion of the $490 million in total term loan debt during the balance of fiscal year 2024 and is targeting a net debt to Adjusted EBITDA ratio of around 1.25x by fiscal year-end August 2024.

Simply Good Foods base business, excluding OWYN, is tracking to the full fiscal year 2024 outlook provided on April 4, 2024. The Company will update its full fiscal year 2024 outlook, inclusive of the acquisition, when it issues its third quarter earnings report on June 27, 2024.

1Source: Total MULO Dollar Sales for the 52 Week Period Ending 3/24/24

2Estimated twelve months ending 12/31/24

FINANCIAL CONTACT:	MEDIA CONTACT:
Mark Pogharian	Jennifer Livingston
(720) 768-2681	(303) 620-8148

About The Simply Good Foods Company

The Simply Good Foods Company (Nasdaq: SMPL), headquartered in Denver, CO, is a consumer-packaged food and beverage company that is bringing nutritious snacking mainstream, with ambitious goals to raise the bar on what food can be with trusted brands and innovative products. Our product portfolio consists primarily of protein bars, ready-to-drink (RTD) shakes, sweet and salty snacks, and confectionery products marketed under the Atkins™, Quest™, and OWYN™ brands. We are a company that aims to lead the nutritious snacking movement and is poised to expand our healthy lifestyle platform through innovation, organic growth and investment opportunities in the snacking space. To learn more, visit SimplyGoodFoodsCompany.com.

Forward Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by or include words such as “will”, “expect”, “intends” or other similar words, phrases or expressions. These statements relate to future events or our future financial or operational performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We caution you that these forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not place undue reliance on forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. These risks and uncertainties relate to, among other things, our ability to achieve our estimates of OWYN’s net sales and Adjusted EBITDA and our anticipated synergies from the acquisition of OWYN, our net leverage ratio post-acquisition, our Adjusted EPS post-acquisition, our ability to maintain OWYN personnel and effectively integrate OWYN, our operations being dependent on changes in consumer preferences and purchasing habits regarding our products, a global supply chain and effects of supply chain constraints and inflationary pressure on us and our contract manufacturers, our ability to continue to operate at a profit or to maintain our margins, the effect pandemics or other global disruptions on our business, financial condition and results of operations, the sufficiency of our sources of liquidity and capital, our ability to maintain current operation levels and implement our growth strategies, our ability to maintain and gain market acceptance for our products or new products, our ability to capitalize on attractive opportunities, our ability to respond to competition and changes in the economy including changes regarding inflation and increasing ingredient and packaging costs and labor challenges at our contract manufacturers and third party logistics providers, the amounts of or changes with respect to certain anticipated raw materials and other costs, difficulties and delays in achieving the synergies and cost savings in connection with acquisitions, changes in the business environment in which we operate including general financial, economic, capital market, regulatory and geopolitical conditions affecting us and the industry in which we operate, our ability to maintain adequate product inventory levels to timely supply customer orders, changes in taxes, tariffs, duties, governmental laws and regulations, the availability of or competition for other brands, assets or other opportunities for investment by us or to expand our business, competitive product and pricing activity, difficulties of managing growth profitably, the loss of one or more members of our management team, potential for increased costs and harm to our business resulting from unauthorized access of the information technology systems we use in our business, expansion of our wellness platform and other risks and uncertainties indicated in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission from time to time. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Use of Non-GAAP Financial Measures

This press release includes the use of certain measures that have not been calculated in accordance with U.S. generally acceptable accounting principles (GAAP), including Adjusted EBITDA and net debt to Adjusted EBITDA ratio. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. The Company has not provided reconciliations for forward-looking non-GAAP measures because the Company cannot do so without unreasonable effort and any attempt to do so would be inherently imprecise because of the unknown effect, timing, and potential significance of reconciling line items that are unavailable at this time.

Use of Projections

This press release contains projections, including expected net sales, Adjusted EBITDA and net leverage ratio. Our independent auditors have not audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this press release, and accordingly, have not expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this press release. These projections are for illustrative purposes only and should not be relied upon as being indicative of future results. The assumptions and estimates underlying the projected information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projected information. Even if our assumptions and estimates are correct, projections are inherently uncertain due to a number of factors outside our control. Accordingly, there can be no assurance that the projected results are indicative of our future performance post-acquisition or that actual results will not differ materially from those presented in the projected information. Inclusion of the projected information in this press release should not be regarded as a representation by any person that the results contained in the projected information will be achieved.

EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in our industry and should not be construed as alternatives to net income as an indicator of operating performance or as alternatives to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP). Simply Good Foods defines EBITDA as net income or loss before interest income, interest expense, income tax expense, depreciation and amortization, and Adjusted EBITDA as further adjusted to exclude the following items: stock-based compensation expense, executive transition costs and other non-core expenses. The Company believes that EBITDA and Adjusted EBITDA, when used in conjunction with net income, are useful to provide additional information to investors. Management of the Company uses EBITDA and Adjusted EBITDA to supplement net income because these measures reflect operating results of the on-going operations, eliminate items that are not directly attributable to the Company’s underlying operating performance, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics the Company’s management uses in its financial and operational decision making. The Company also believes that EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. EBITDA and Adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the non-GAAP calculation. The Company does not provide a forward-looking reconciliation of Adjusted EBITDA to Net Income, the most directly comparable GAAP financial measures, expected for 2024, because we are unable to provide such a reconciliation without unreasonable effort due to the unavailability of reliable estimates for certain components of consolidated net income and the respective reconciliations, and the inherent difficulty of predicting what the changes in these components will be throughout the fiscal year. As these items may vary greatly between periods, we are unable to address the probable significance of the unavailable information, which could significantly affect our future financial results.

The Company does not provide a forward-looking reconciliation of Net Debt to Adjusted EBITDA to Net Debt to Net Income, the most directly comparable GAAP financial measures, expected for 2024, because we are unable to provide such a reconciliation without unreasonable effort due to the unavailability of reliable estimates for certain components of consolidated net income and the respective reconciliations, and the inherent difficulty of predicting what the changes in these components will be throughout the fiscal year. As these items may vary greatly between periods, we are unable to address the probable significance of the unavailable information, which could significantly affect our future financial results.